                                                                    EXHIBIT 10.1

                        PACIFIC MOTOR TRANSPORT COMPANY
                     3746 MT. DIABLO BOULEVARD, SUITE 110
                         LAFAYETTE, CALIFORNIA  94549


                                                  March 31, 1997



Mr. Don C. Orris
10007 Oak Tree Court
Littleton, Colorado  80124

                             Employment Agreement
                             --------------------

Dear Don:

          This letter sets forth the terms of your continued employment with Pacific Motor Transport Company (the "Company").

          1.   Duties.  On the terms and subject to the conditions contained
               ------
in this Agreement, you will be employed as the President of the Company (the "Company"), and shall perform such duties and services consistent with such position as may reasonably be assigned to you from time to time by the Board of Directors.

          2.   Term.  Unless sooner terminated in accordance with the
               ----
applicable provisions of this Agreement, your employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date") and initially ending on the second anniversary of the date hereof. Subject to the applicable provisions of Section 8 of this Agreement regarding earlier termination, the Employment Period shall be extended automatically one day prior to each anniversary of the Commencement Date, beginning with the second anniversary thereof, for an additional period of one year.

          3.   Time to be Devoted to Employment.  During the Employment Period,
               --------------------------------
you will devote your working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company. You will not engage in any other business or activity which, in the reasonable judgment of the Board of Directors of the Company, would conflict or interfere with the performance of your duties as

Mr. Don C. Orris
March 31, 1997
Page 2

set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

          4.   Base Salary; Bonus; Benefits.
               ----------------------------

                    (a) During the Employment Period, the Company (or any of its affiliates) shall pay you a minimum annual base salary (the "Base Salary") of $165,000, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to the payment of regular compensation to its executive officers. On the first anniversary of the Commencement Date, the Base Salary will be increased to $225,000 per annum, and on the second anniversary of the Commencement Date, the Base Salary will be adjusted to an amount that reflects customary market compensation for a company in the same industry and of comparable size and income as the Company, which Base Salary, as adjusted, shall be agreed upon by you and the Board of Directors of the Company. At all times after the second anniversary of the Commencement Date, increases in the Base Salary, if any, will be determined by the Board of Directors in its sole discretion. During the Employment Period, you will also be entitled to four weeks vacation per year and such other benefits as may be made available to other executive officers of the Company generally, including, without limitation, (i) participation in such health, life and disability insurance programs and retirement or savings plans as the Company may from time to time maintain in effect and (ii) the use of a vehicle provided by the Company or an equivalent monthly car allowance in accordance with the Company's policy with respect to its senior executives.

                    (b) In addition to the Base Salary and benefits set forth in paragraph (a) above, you will be entitled to receive a cash incentive bonus, if any, with respect to each fiscal year of the Company occurring during the Employment Period, as provided in this paragraph. The bonus, if any, for each fiscal year of the Company ending on or prior to December 31, 2001, shall be calculated in the manner set forth on Annex A attached to this Agreement and
                                      -------
shall be due and payable as soon as practicable, but in no event later than 30 days, following the Company's receipt from its public accountants of the audited financial statements of the Company. If your employment with the Company is terminated for any reason other than without "cause" pursuant to Section 8(b), the Company will not pay you a bonus with respect to the fiscal year in which your employment is terminated or thereafter. If your employment with the Company is terminated without "cause" as

Mr. Don C. Orris
March 31, 1997
Page 3

provided in Section 8(b) below, you will be entitled to receive that portion of the bonus payable for such fiscal year pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with the second sentence of this Section 4(b). For each fiscal year ending after December 31, 2001, the amount of the bonus and the criteria therefor shall be determined by the Board of Directors. In the event that the Company consummates any mergers or acquisitions (whether of assets, stock or other interests) or other extraordinary transactions, the Board of Directors shall in good faith make such adjustments to the targets set forth on Annex A for Operating Income (as defined on Annex A) to take into
         -------                                     -------
account the effects of any such acquisition or transaction.

          5.   Reimbursement of Expenses.  During the Employment Period, the
               -------------------------
Company shall reimburse you in accordance with Company policy for all reasonable and necessary traveling expenses and other disbursements incurred by you for or on behalf of the Company in connection with the performance of your duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

          6.   Options.  The Company will grant you options (the "Options") to
               -------
purchase shares of common stock, $.01 par value (the "Common Stock"), of the Company pursuant to the Company's 1997 Stock Option Plan (the "Option Plan"). The Options will be evidenced by a Stock Option Agreement between you and the Company. The Option Plan and the Stock Option Agreement will contain all of the terms and conditions of your Options.

          7.   Disability or Death.  If, during the Employment Period, you are
               -------------------
incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render you mentally or physically incapable of performing the services required to be performed by you under this Agreement for an aggregate of 210 days in any period of 360 consecutive days, the Company may, at any time thereafter, at its option, terminate your employment under this Agreement immediately upon giving you written notice to that effect. In the event of your death, your employment will be deemed terminated as of the date of death.

          8.   Termination.
               -----------

                    (a) The Company may terminate your employment hereunder at any time for "cause" by giving you written notice

Mr. Don C. Orris
March 31, 1997
Page 4

of such termination, with reasonable specificity of the grounds therefor. For purposes of this Section 8, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Company, PMT Holdings, Inc. ("PMT") or any of their respective subsidiaries, (ii) willful neglect of your duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom you report, including, without limitation, the violation of any material policy of the Company, PMT or any of their respective subsidiaries applicable to you, (iii) the breach of Section 7 of the Subscription Agreement or the material breach of any of the provisions of this Agreement or any Related Agreement (as defined below) and if such breach is capable of being cured, your failure to cure such breach within 30 days of receipt of written notice thereof from the Company, (iv) the commission of a felony, (v) the commission of an act of fraud or financial dishonesty with respect to the Company, PMT or any of their respective subsidiaries or affiliates or (vi) any conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 8(a) shall take effect immediately upon the giving of the notice contemplated hereby. In this Agreement, the term "Related Agreements" means (i) the Stock Subscription Agreement dated as of the date hereof between you and PMT (the "Subscription Agreement"), and (ii) the Stockholders Agreement dated as of the date hereof among PMT, you and the other stockholders named therein.

               (b) The Company may terminate your employment hereunder at any time without "cause" by giving you written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of the notice.

          9.   Effect of Termination.
               ---------------------

                    (a) Upon the effective date of a termination of your employment under this Agreement for any reason other than a termination without cause pursuant to Section 8(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination:

                         (i)  the unpaid portion of the Base Salary provided for
in Section 4, computed on a pro rata basis to the effective date of such
                            --- ----
termination;

Mr. Don C. Orris
March 31, 1997
Page 5


                         (ii)  reimbursement for any expenses for which you
shall not have theretofore been reimbursed, as provided in Section 5; and

                         (iii) the unpaid portion of any amounts earned by you
prior to the effective date of such termination pursuant to any benefit program in which you participated during the Employment Period; provided, however, you
                                                        --------  -------
shall not be entitled to receive any benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period.

               (b) Upon termination of your employment under this Agreement pursuant to Section 8(b), neither you nor your beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company, PMT or any of their respective subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) and (iii) below in the case of amounts due thereunder:

                         (i)   the payments, if any, referred to in Section 9(a)
above, to the extent not covered by clause (ii) and (iii) of this Section 9(b);

                         (ii)  the right to continue to receive the Base Salary
for a period equal to the greater of (A) the number of months remaining in the Employment Period on the effective date of termination or (B) twelve months, in either case commencing on the first month following the effective date of such termination, payable during such period in such manner as the Base Salary is payable pursuant to Section 4(a), reduced by 50% of any amounts you (or your beneficiaries or estate) receive or are entitled to receive as salary or other cash compensation from subsequent employment or for services rendered during such period, up to a maximum of 50% of all amounts due to you under this Section 9(b)(ii). In order to carry out the intent of the immediately preceding sentence, you agree, for yourself and your beneficiaries or estate, to provide the Company with such information as the Company may reasonably request regarding your receipt of salary and other cash compensation from subsequent employment or for services rendered or to be rendered during or with respect to such period.

Mr. Don C. Orris
March 31, 1997
Page 6

                         (iii)  the right to receive any bonus payable in
accordance with Section 4(b) with respect to the fiscal year in which such termination occurs.

          Notwithstanding anything in this Agreement to the contrary, your beneficiaries or estate will be entitled to continue to receive all payments specified in this Section 9(b) if you die after the date of a termination without "cause."

          10.  Disclosure of Information.
               -------------------------

                    (a) From and after the date hereof, you shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of your duties under and in compliance with this Agreement and as required by law and judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall you make use of any of the Confidential Information for your own purposes or for the benefit of any person or entity except the Company or any subsidiary thereof.

                    (b) For purposes of this Agreement, "Confidential Information" shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Company and its subsidiaries and (ii) all other information of a proprietary or confidential nature relating to the Company or any subsidiary thereof, or the business or assets of the Company or any such subsidiary, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than
(i) information which is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by you or (ii) information which you receive from a third party who does not have any independent obligation to the Company to keep such information confidential.

                    (c) As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark

Mr. Don C. Orris
March 31, 1997
Page 7

applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

          11.  Noncompetition Covenant.
               -----------------------

                    (a) You acknowledge and recognize that during the Employment Period you will be privy to Confidential Information. You further acknowledge and recognize that the relationships with vendors, agents and customers of the Company that you have developed prior to the date hereof and those that you will maintain or develop during the Employment Period with the use and assistance of the Company and its properties and assets are of special and unique value to the Company and its affiliates and that the Company would find it extremely difficult to replace you. Accordingly, in consideration of the premises contained herein and the consideration you will receive hereunder (including, without limitation, the severance compensation described in Section 9(b)(ii), if applicable), without the prior written consent of the Company, you shall not, at any time during the Employment Period and the period beginning on the effective date of any termination of your employment with the Company and its subsidiaries and ending on the third anniversary thereof, (a) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (b) assist others in engaging in any Competing Business in the manner described in clause (a) above, (c) induce other employees of the Company, PMT or any of their respective subsidiaries to terminate their employment with the Company or any of their respective subsidiaries or to engage in any Competing Business or (d) induce any customer, vendor or agent or any other person or entity with which the Company or any subsidiary or affiliate thereof has a business relationship, contractual or otherwise, to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to your ownership of publicly traded securities which represent not more than 5% of the ownership interests of the issuer.

Mr. Don C. Orris
March 31, 1997
Page 8

                    (b) You understand that the foregoing restrictions may limit your ability to earn a livelihood in a business similar to the business of the Company or any subsidiary or affiliate thereof, but you nevertheless believe that you have received and will receive sufficient consideration and other benefits as an employee of the Company and under the terms of this Agreement to justify clearly such restrictions which, in any event (given your education, skills and ability), you do not believe would prevent you from earning a living.

                    (c) As used herein, the term "Competing Business" shall mean any business conducted in any city or county in any state of the United States which is engaged in (A) intermodal marketing or (B) providing flatbed specialized hauling services utilizing owner-operators or agents; provided, however, that an entity which has separate divisions or business units, one or more of which are engaged in a business described in clause (A) or (B) hereof, will not be deemed a Competing Business with respect to those portions of such entity which are not engaged in a business described in clause (A) or (B) above so long as the Employee's association with any such separate division or business unit (fully taking into account his functions and the nature of his work at such division or business unit) does not relate in any material respect to such portion of such business which would be a Competing Business hereunder.

                    (d) Notwithstanding anything contained in this Agreement to the contrary, if, following the termination of your employment with the Company and/or its subsidiaries, the Company fails to pay to you any sums due under
Section 9(b)(ii) hereof and (i) you have complied in all material respects with all of the provisions of the last sentence of Section 9(b)(ii) and (ii) such failure to pay continues for a period of fifteen (15) days following receipt by the Company of written notice thereof, the restrictions contained in this
Section 11 shall terminate and be of no further force or effect. Any termination of the restrictions contained in this Section 11 pursuant to this subsection (d) shall not affect the Company's obligations under this Agreement or constitute a waiver by you of any other rights or remedies you may have against the Company for breach of any term hereof.

          12.  Inventions Assignment.  During the Employment Period, you shall
               ---------------------
promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably

Mr. Don C. Orris
March 31, 1997
Page 9

relating to the business of the Company, PMT or any of their respective subsidiaries (collectively, the "Inventions") which you may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection therewith (a) you shall, at the expense of the Company (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's employ or receiving severance payments from the Company pursuant to Section 9(b)(ii)), promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and (b) you shall render to the Company, at its expense (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's employ or receiving severance payments from the Company pursuant to Section 9(b)(ii)), reasonable assistance as it may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interference's which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company may be involved relating to the Inventions.

          13.  Assistance in Litigation.  At the request and expense of the
               ------------------------
Company (including a reasonable payment (based on your last per diem earnings) for the time involved if you are not then in the Company's employ or receiving severance payments from the Company pursuant to Section 9(b)(ii)) and upon reasonable notice, you shall, at all times during and after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which the Company may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then you will only be required to render assistance to the Company to the extent that you can do so without materially affecting your other business obligations.

          14.  Entire Agreement; Amendment and Waiver.  This agreement and the
               --------------------------------------
other writings referred to herein contain the entire agreement between the parties hereto with respect to the

Mr. Don C. Orris
March 31, 1997
Page 10

subject matter hereof and thereof and supersede any prior agreement between you and the Company or any predecessor of the Company or any of their respective affiliates (including, without limitation, that certain letter agreement dated January 29, 1997, among you, Eos Partners, L.P., and the other parties thereto). No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

          15.  Notices.  All notices or other communications pursuant to this
               -------
Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to the Company, to:

                         Pacific Motor Transport Company
                         10007 Oak Tree Court
                         Littleton, CO 80124
                         Attention:  President
                         Telecopier:  (303) 790-4685
                         Telephone:   (303) 799-1443

                         with a copy to:

                         Eos Partners, L.P.
                         320 Park Avenue
                         22nd Floor
                         New York, NY  10022
                         Attention:  Douglas R. Korn
                         Telecopier:  (212) 832-5805
                         Telephone:  (212) 832-5800

Mr. Don C. Orris
March 31, 1997
Page 11

               (b)  if to you, to:

                         Mr. Don Orris
                         10007 Oak Tree Court
                         Littleton, Colorado  80124
                         Telecopier:  (303) 790-4685
                         Telephone:   (303) 790-4160


          16.  Headings.  The section headings in this Agreement are for
               --------
convenience only and shall not control or affect the meaning of any provision of this Agreement.

          17.  Severability.  In the event that any provision of this
               ------------
Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding
                                          --------  -------
effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18.  Remedies.  You acknowledge and understand that the provisions
               --------
of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. You further acknowledge that in the event of a breach of any of the covenants contained in paragraphs 10, 11, or 12, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

Mr. Don C. Orris
March 31, 1997
Page 12

          19.  Representation.  You hereby represent and warrant to the Company
               --------------
that (a) the execution, delivery and performance of this Agreement by you does not breach, violate or cause a default under any agreement, contract or instrument to which you are a party or any judgment, order or decree to which you are subject and (b) you are not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement with any other person or entity.

          20.  Benefits of Agreement; Assignment.  The terms and provisions of
               ---------------------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

          21.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and each such counter part shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          22.  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

Mr. Don C. Orris
March 31, 1997
Page 13

          23.  Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN
               ---------------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

          If the above terms are satisfactory to you, please acknowledge our agreement by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.

                                   Very truly yours,

                                   PACIFIC MOTOR TRANSPORT COMPANY


                                   By:___________________________
                                      Name:
                                      Title:



Accepted and agreed to:


_____________________________
[Name]

                                                                         ANNEX A
                                                                         -------

                            INCENTIVE BONUS PROGRAM
                            -----------------------

         The Company will pay a cash incentive bonus based upon the Operating Income (as hereinafter defined) of the Company for each fiscal year set forth below occurring during the Employment Period. The amount of the Bonus so payable will be based on the Company's achieving Operating Income (as defined below) targets set by the President of the Company (which will be identical for the President of the Company and the Presidents of the Company's PACER and ABL-TRANS divisions), but which in no event will be lower than the target amounts set forth below (with the amount of the Bonus payable being calculated accordingly at the rate of $6,000 of Bonus per $100,000 of Operating Income). For purposes of this Agreement, "Operating Income" means the operating income of the Company, determined on a consolidated basis (if applicable) and in accordance with generally accepted accounting principles consistently applied for the fiscal year in question, as set forth on the audited statement of income of the Company for the fiscal year in question; provided, however, Operating
                                                --------  -------
Income shall (x) exclude management fees, non-operating gains and losses as determined by the Board of Directors and such other non-cash items as shall be determined by the Board of Directors and (y) be determined after giving effect to any bonus payable by the Company to management or employees of the Company hereunder or otherwise.

                       MINIMUM OPERATING INCOME TARGETS
                      AND CORRESPONDING BONUS CALCULATION

                               FISCAL YEAR 1997
                               ----------------

     If Operating Income is:        The Amount of Bonus will be:
     -----------------------        ----------------------------
less than $3,050,000                            $     0

equal to or greater than                        $35,000
$3,050,000 but less than
$3,150,000

equal to or greater than                        $41,000
$3,150,000 but less than
$3,250,000

equal to or greater than                        $47,000
$3,250,000 but less than
$3,350,000

equal to or greater than                        $53,000
$3,350,000 but less than
$3,450,000

equal to or greater than                        $59,000
$3,450,000 but less than
$3,550,000

equal to or greater than                        $65,000
$3,550,000 but less than
$3,650,000

equal to or greater than                        $71,000
$3,650,000 but less than
$3,750,000

equal to or greater than                        $77,000
$3,750,000 but less than
$3,850,000

equal to or greater than                        $83,000
$3,850,000


                               FISCAL YEAR 1998
                               ----------------

     If Operating Income is:        The Amount of Bonus will be:
     -----------------------        ----------------------------
less than $3,288,400                         $     0

equal to or greater than                     $35,000
$3,288,400 but less than
$3,388,400

equal to or greater than                     $41,000
$3,388,400 but less than
$3,488,400

equal to or greater than                     $47,000
$3,488,400 but less than
$3,588,400

equal to or greater than                     $53,000
$3,588,400 but less than
$3,688,400

equal to or greater than                     $59,000
$3,688,400 but less than
$3,788,400

equal to or greater than                     $65,000
$3,788,400 but less than
$3,888,400

equal to or greater than                     $71,000
$3,888,400 but less than
$3,988,400

equal to or greater than                     $77,000
$3,988,400 but less than
$4,088,400

equal to or greater than                     $83,000
$4,088,400

                               FISCAL YEAR 1999
                               ----------------

     If Operating Income is:        The Amount of Bonus will be:
     -----------------------        ----------------------------
less than $3,561,200                          $     0

equal to or greater than                      $35,000
$3,561,200 but less than
$3,661,200

equal to or greater than                      $41,000
$3,661,200 but less than
$3,761,200

equal to or greater than                      $47,000
$3,761,200 but less than
$3,861,200

equal to or greater than                      $53,000
$3,861,200 but less than
$3,961,200

equal to or greater than                      $59,000
$3,961,200 but less than
$4,061,200

equal to or greater than                      $65,000
$4,061,200 but less than
$4,161,200

equal to or greater than                      $71,000
$4,161,200 but less than
$4,261,200

equal to or greater than                      $77,000
$4,261,200 but less than
$4,361,200

equal to or greater than                      $83,000
$4,361,200

                               FISCAL YEAR 2000
                               ----------------

     If Operating Income is:        The Amount of Bonus will be:
     -----------------------        ----------------------------
less than $3,906,100                          $     0

equal to or greater than                      $35,000
$3,906,100 but less than
$4,006,100

equal to or greater than                      $41,000
$4,006,100 but less than
$4,106,100

equal to or greater than                      $47,000
$4,106,100 but less than
$4,206,100

equal to or greater than                      $53,000
$4,206,100 but less than
$4,306,100

equal to or greater than                      $59,000
$4,306,100 but less than
$4,406,100

equal to or greater than                      $65,000
$4,406,100 but less than
$4,506,100

equal to or greater than                      $71,000
$4,506,100 but less than
$4,606,100

equal to or greater than                      $77,000
$4,606,100 but less than
$4,706,100

equal to or greater than                      $83,000
$4,706,100

                               FISCAL YEAR 2001
                               ----------------

     If Operating Income is:        The Amount of Bonus will be:
     -----------------------        ----------------------------
less than $4,152,800                          $     0

equal to or greater than                      $35,000
$4,152,800 but less than
$4,252,800

equal to or greater than                      $41,000
$4,252,800 but less than
$4,352,800

equal to or greater than                      $47,000
$4,352,800 but less than
$4,452,800

equal to or greater than                      $53,000
$4,452,800 but less than
$4,552,800

equal to or greater than                      $59,000
$4,552,800 but less than
$4,652,800

equal to or greater than                      $65,000
$4,652,800 but less than
$4,752,800

equal to or greater than                      $71,000
$4,752,800 but less than
$4,852,800

equal to or greater than                      $77,000
$4,852,800 but less than
$4,952,800

equal to or greater than                      $83,000
$4,952,800

                           PACER INTERNATIONAL, INC.



                                 May 28, 1999


Donald C. Orris
10007 Oak Tree Court
Littleton, Colorado 80124

          Re:  Amendment to Employment Agreement
               ---------------------------------

Dear Don:

     Reference is made to the Employment Agreement, dated March 31, 1997, (the "Employment Agreement") between Pacific Motor Transport Company and you. This letter amendment (the "Letter Amendment") sets forth our agreement with respect to certain amendments to the Employment Agreement in connection with the merger (the "Merger") contemplated by the Agreement and Plan of Merger amongst Pacer International, Inc., a Delaware corporation, Mile High Acquisition Corp., a Delaware corporation ("Sub") and the shareholders of Pacer International, Inc., dated February 22, (the "Merger Agreement") for the purposes of assuring your continued employment with Pacer International, Inc., a Tennessee corporation, (the "Company") following the Merger and in order to assure Sub of the transfer of the goodwill of the Company pursuant to the Merger and to protect the trade secrets and other confidential information of the Company.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees with you as follows:

     1. The effectiveness of this Letter Agreement is contingent upon the closing of the Merger. In the event the Merger is not consummated, this Letter Agreement will be of no force or effect.

     2. Section 2 of the Employment Agreement is hereby deleted in its entirety and the following provision is hereby substituted therefor:

          Term. Unless sooner terminated in accordance with the applicable
          ----
     provisions of this Agreement, your employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the closing date of the Merger (the "Commencement Date") and initially ending on the second anniversary of the date hereof. Subject to the applicable provisions of Section 8 of this Agreement regarding earlier termination, the Employment Period shall be extended automatically on each anniversary of the Commencement Date, beginning with the first anniversary thereof for an additional period of one year.

     3. Section 11 of the Employment Agreement is hereby deleted in its entirety and the following provision is hereby substituted therefor:

          (a) You will not during the Employment Period and for the period of three years following date of your termination of employment with the Company or any of its subsidiaries for any reason (the "Noncompetition
                                                             --------------
     Period") (i) in any geographic area where the Company conducts business
     ------
     during the Noncompetition Period, engage or participate in directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend your name (or any part or variant thereof) to, any Competing Business (as defined in below); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company during the Noncompetition Period; (iii) solicit or employ any officer, director or agent of the Company to become an officer, director, or agent of you, your respective affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it. Ownership by you for investment of less than 2% of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. You are entering into the foregoing covenant to assure Sub of the transfer of the goodwill of the Company, and in order to induce Sub to consummate the purchase contemplated by the Merger Agreement.

          (b) You will not at any time after the date hereof divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the business of the Company (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers); provided,
                                                                  --------
     however, that nothing herein shall prohibit you from complying with any
     -------
     order or decree of any court of competent jurisdiction or governmental entity or other requirements of law, but you will give the Company reasonably timely notice of the receipt of any such order or decree or legal requirement, and the foregoing provision shall not apply to (i) any information which is or becomes generally available to the public through no breach of this Agreement or (ii) is or becomes available to you on a non-confidential basis from a source who is not, to your knowledge, prohibited from disclosing the same by any legal or contractual obligation.

          (c) As used herein, the term "Competing Business" shall mean any transportation or other business that the Company or any of its affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States, Canada or Mexico including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-then-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management, and (ix) railroad signal project management.

     4. Section 22 of the Employment Agreement is hereby deleted in its entirety and the following provision is hereby substituted therefor:

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     Please acknowledge your agreement with this Letter Amendment by executing a counterpart of this Letter Agreement in the appropriate space and returning it to the Company.


                                                  Very truly yours,

                                                  PACER INTERNATIONAL, INC.

                                                  by __________________________



Acknowledged and Agreed to
this __ day of ________


___________________________
Donald C. Orris